                                                                   EXHIBIT 10.49










                           STOCK AND WARRANT PURCHASE
                                    AGREEMENT



                                  BY AND AMONG



                           ALLIS-CHALMERS CORPORATION,



                                  DONALD ENGEL
                      ENGEL INVESTORS DEFINED BENEFIT PLAN
                                CHRISTOPHER ENGEL
                                   RER CORP.,
                                LEONARD TOBOROFF




            --------------------------------------------------------


                               DATED APRIL 2, 2004


            --------------------------------------------------------

                      STOCK AND WARRANT PURCHASE AGREEMENT


         This STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated April 2, 2004, is made by and among Allis-Chalmers Corporation, a Delaware corporation ("A-C"), Donald Engel, Engel Purchaser Defined Benefit Plan and Christopher Engel (collectively "Engel"), RER Corp., a Michigan corporation ("Nederlander"), and Leonard Toboroff ("Toboroff, and, with Engel and Nederlander, the "Purchasers").

                                    RECITALS

         WHEREAS, A-C proposes to issue and sell to Purchasers, and Purchasers desire to purchase from A-C, shares of A-C's common stock, par value $0.15 per share (the "Common Stock"), and warrants to purchase shares of the Common Stock.

         WHEREAS, it is a condition of the consummation of the transactions contemplated hereby that A-C concurrently obtain an extension of certain of its loan obligations and that it convert all of the outstanding shares of A-C's Series A 10% Cumulative Convertible Preferred Stock (the "Preferred Stock") held by Energy Spectrum Partners LP ("Energy Spectrum") into Common Stock, pursuant to the terms of a Preferred Stock Conversion Agreement (the "Conversion Agreement") in the form of Exhibit A hereto;

         WHEREAS, it is a condition of the consummation of the transactions contemplated hereby that A-C, the Purchasers and Energy Spectrum and others, simultaneously with the Closing (as defined herein): (1) enter into a Stockholders Agreement with respect to the governance of the affairs of A-C, and other matters (the "Stockholders Agreement"), a copy of which is attached to this Agreement as Exhibit B hereto, and (2) enter into a Registration Rights Agreement with respect to the Common Stock of A-C (the "Registration Rights Agreement"), a copy of which is attached to this Agreement as Exhibit C hereto;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.       PURCHASE

         1.1 PURCHASE AND SALE OF STOCK AND WARRANT. Subject to the terms and conditions of this Agreement, A-C will issue and sell to each Purchaser the number of shares of its authorized but unissued Common Stock (the "Shares") set forth in Schedule 1.1 hereto, at a price per share equal to $0.50, and will issue and sell to each Purchaser a warrant in the form of Exhibit C hereto


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(each, a "Warrant" and collectively the "Warrants") to acquire the number of shares set forth on Schedule 1.1 hereto for the Purchase Price set forth as
Schedule 1.1 hereto. The closing (the "Closing") of the sale of the Shares and the Warrants shall be effected by exchange of electronic documents signature pages on April 2, 2004, or on such other date as may be agreed upon in writing by Purchasers and A-C (the "Closing Date"). The purchase price for the Shares and the Warrants will be wire transferred by each Purchaser to A-C on the Closing Date in same-day funds. A-C shall deliver original certificates representing the Shares and Warrants sold to Purchasers within two business days following the Closing Date.

         1.3 FORM OF CERTIFICATES. The Purchasers (as hereinafter defined) agree to the imprinting, so long as required by law, of a legend on certificates representing all of the Warrants and Common Shares to the following effect:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         2. CONVERSION; DELIVERY OF OTHER AGREEMENTS. At the Closing, (a) A-C shall execute and deliver (and shall use its best efforts to cause each other party thereto other than Purchasers to execute and deliver) to each Purchaser the Registration Rights Agreement and the Stockholders Agreement, executed by A-C and each party thereto other than the Purchasers and and (b) each Purchaser shall execute and deliver to A-C and each other party thereto the Registration Rights Agreement and the Stockholders Agreement. In addition, A-C shall use its best efforts to consummate the transactions contemplated by the Conversion Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF A-C. A-C hereby makes the following representations and warranties to the Purchasers:

         3.1 ORGANIZATION, ETC. A-C is a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdictions in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a material adverse effect on the financial condition or operations of A-C and its Subsidiaries (as defined below), taken as a whole (for A-C and its Subsidiaries, a "Material Adverse Effect"). Each company (each, a "Subsidiary") listed on SCHEDULE 3.1 hereof is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect on A-C. Except for the Subsidiaries, A-C does not own, of record or beneficially, the securities of any other entity. True and correct copies of the Certificate of Incorporation and Bylaws of A-C, as currently in effect, are among the documents (the "Commission Documents") that have been filed with the Securities and Exchange Commission (the "SEC") and are available on the SEC's website (WWW.SEC.GOV) (CIK No. 0000003982).

         3.2 AUTHORITY. A-C has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such action has been duly authorized by all necessary action of A-C's Board of Directors. The issuance and sale of the Common Stock and the issuance of the Warrants has been duly authorized and if, as and when delivered to the Purchasers, the Common Stock issued at the Closing and upon the exercise of the Warrants will be duly and validly issued and outstanding, fully paid and non-assessable and will be free of any Encumbrance (as defined below), other than those imposed pursuant to this Agreement and the Warrants and securities laws of general application. As used in this Agreement, "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right of way, encroachment, private building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title.

         3.3 ENFORCEABILITY. Each of this Agreement, the Warrants, the Stockholders Agreement and the Registration Rights Agreement (collectively, the "Transaction Documents") has been duly executed and delivered by A-C and constitutes a legal, valid and binding agreement and obligation of A-C enforceable against it in accordance with its terms subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, or other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and
(iii) public policy concerns (including, without limitation, the ability of a court to refuse to enforce unconscionable covenants, indemnification provisions or similar provisions).

         3.4 NO VIOLATION. Except as set forth on SCHEDULE 3.4, the execution and the delivery by A-C of the Transaction Documents does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any binding written or oral agreement or instrument including, without limitation, any charter, bylaw, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a "Contractual Obligation") binding upon A-C or any Subsidiary or any of their properties or assets, or any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a "Requirement of Law") binding upon or applicable to A-C or any Subsidiary or any of their properties or assets.

         3.5 LITIGATION. Except as set forth in SCHEDULE 3.5 or the Commission Documents, there are no pending or overtly threatened actions, claims, orders, decrees, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which would have a Material Adverse Effect.

         3.6 CAPITALIZATION. The authorized capital stock of A-C consists of 100,000,000 shares of Common Stock, par value $0.15 per share, 19,633,340 shares of which have been validly issued and are outstanding as of the date hereof (and such issued shares are fully paid and non-assessable), and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 3,500,000 shares of Preferred Stock have been issued and are outstanding on the date hereof (and such issued shares are fully paid and non-assessable). Except as set forth on
SCHEDULE 3.6, A-C owns 100% of the capital stock of each of the Subsidiaries. Except as set forth on SCHEDULE 3.6 hereto, there do not exist any other authorized or outstanding securities, options, warrants, calls, commitments, rights to subscribe or other instruments, agreements or rights of any character, or any pre-emptive rights, convertible into or exchangeable for, or requiring or relating to the issuance, transfer or sale of, any shares of capital stock or other securities of A-C or any Subsidiary.

         3.7 ANNUAL REPORT; FINANCIAL STATEMENTS. A-C's Annual Report on Form 10-K for the years ended December 31, 2001 and December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (the "Reports") have been filed with the SEC and the Reports complied in all material respects with the rules of the SEC applicable to such Reports on the date filed with the SEC, and the Reports did not contain, on the date of filing with the SEC, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading. The Reports have not been amended, nor as of the date hereof has A-C filed any report on Form 8-K since September 30, 2003 other than a Form 8-K filed November 21, 2003. All of the consolidated financial statements included in the Reports (the "A-C Financial Statements"): (i) have been prepared from and on the basis of, and are in accordance with, the books and records of A-C and with generally accepted accounting principles applied on a basis consistent with prior accounting periods; (ii) fairly and accurately present in all material respects the consolidated financial condition of A-C as of the date of each such A-C Financial Statement and the results of its operations for the periods therein specified; and (iii), in the case of the annual financial statements, are accompanied by the audit opinion of A-C's independent public accountants. Except as set forth in SCHEDULE 3.7 or in the A-C Financial Statements, as of the date hereof, A-C has no liabilities other than (i) liabilities which are reflected or reserved against in the A-C Financial Statements and which remain outstanding and undischarged as of the date hereof, (ii) liabilities arising in the ordinary course of business of A-C since September 30, 2003, (iii) liabilities incurred as a result of the transactions contemplated by the Transaction Documents or
(iv) liabilities which were not required by generally accepted accounting principles to be reflected or reserved on the A-C Financial Statements. Since September 30, 2003, except as set forth on SCHEDULE 3.7 hereto, there has not been any event or change which has or will have a Material Adverse Effect and A-C has no knowledge of any event or circumstance that would reasonably be expected to result in such a Material Adverse Effect.

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         3.8 [INTENTIONALLY LEFT BLANK]

         3.9 INCOME TAX RETURNS. A-C and the Subsidiaries have filed all federal and state income tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by A-C or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. A-C has no knowledge of any pending assessments or adjustments of the income tax payable of A-C or its Subsidiaries with respect to any year.

         3.10 PERMITS, COMPLIANCE WITH LAW. A-C and each Subsidiary possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable them to conduct the business in which it is now engaged in compliance with applicable law, except where failure to do so would not have a Material Adverse Effect. A-C and each Subsidiary are in compliance with all Requirements of Law in the conduct of its business and corporate affairs, except where failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

         3.11 ERISA. Except as set forth on SCHEDULE 3.11, A-C and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA; A-C and each Subsidiary has not violated any provision of any Plan maintained or contributed to by it; no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by A-C or any Subsidiary; A-C and each Subsidiary has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles. SCHEDULE 3.11 describes each Plan maintained by A-C and each of its Subsidiaries.

         3.12 CONTRACTS. SCHEDULE 3.12 sets forth a description of each Contractual Obligation not included in the Commission Documents which provides for payments to or by A-C or any Subsidiary in excess of $25,000, or is otherwise material to the operations of A-C or any Subsidiary. Except as set forth on Schedule 3.4, neither A-C nor any Subsidiary is in default on any Contractual Obligation, except for such defaults which would not have a Material Adverse Effect.

         3.13 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 3.13, since January 1, 1989, A-C and its subsidiaries (including the Subsidiaries) have at all times been in compliance in all material respects with all applicable Environmental Laws. Except as described in the Commission Documents or as set forth on SCHEDULE 3.13, none of the operations of A-C or any Subsidiary is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. To A-C's knowledge,

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except as set forth on SCHEDULE 3.13, neither A-C nor any Subsidiary has received notice of any actual or threatened claim, investigation, proceeding, order or decree in connection with any release of any toxic or hazardous waste or substance into the environment. This Section 3.13 shall be the sole representation and warranty of A-C concerning environmental matters, and no other representation and warranty in the Transaction Documents shall apply to environmental matters.

         3.14 TRADEMARKS, ETC. A-C and the Subsidiaries own, have sufficient title to, or have the right to use (or can obtain the right to use on reasonable commercial terms), all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights (collectively, the "Proprietary Rights") necessary to their business as now conducted without infringing upon the right of any person. Except for employee confidentiality agreements with employees and consultants, there are no outstanding material options, licenses or agreements relating to intellectual property rights of A-C or any Subsidiary necessary to their business as now conducted, nor is A-C or any Subsidiary bound by or a party to any material options, licenses or agreements with respect to the Proprietary Rights of any other person or entity. Neither A-C nor any Subsidiary has received any communications alleging that A-C has violated or, by conducting its business as proposed, would violate, any of the Proprietary Rights of any other person or entity. A-C and the Subsidiaries are not aware of any material violation by a third party of any of their Proprietary Rights necessary to their business as now conducted.

         3.15 REAL PROPERTY. SCHEDULE 3.15 sets forth all of the real property which is owned and/or leased by each of A-C and the Subsidiaries (collectively, the "Real Property"). The Real Property constitutes all of the real property now used in and necessary for the conduct of the business of A-C and the Subsidiaries as presently conducted. A-C has delivered to Purchasers true and complete copies of all leases relating to such properties (the "Leases"). The Leases are in full force and effect and are valid, binding, and enforceable in accordance with their terms, and no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of any party.

         Except as set forth in SCHEDULE 3.15, all real property, buildings and structures owned or used by A-C and the Subsidiaries are in good condition and suitable for the purpose or purposes for which it is being used, reasonable wear and tear excepted, and is in such condition and repair as to permit the continued operation of said businesses. None of the Real Property, buildings or structures is in need of material maintenance or repairs except for ordinary, routine maintenance and repairs.

         3.16 EMPLOYEES. Except as set forth on SCHEDULE 3.16, all employees of A-C and each Subsidiary are employed "at will" and may be terminated without payment of severance or incurrence of any other liability of A-C or the Subsidiaries; no employee of A-C is in violation of any term of any material employment contract, confidentiality agreement or any other material Contractual Obligation relating to the right of any such employee to be employed by A-C or any Subsidiary; and neither A-C nor any Subsidiary has any employee severance

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agreement covering any of its employees. There are no labor disputes or union organization activities pending or threatened between A-C or the Subsidiaries and their employees. A-C and the Subsidiaries require each employee and consultant to execute an employee inventions and proprietary rights assignment and confidentiality agreement, and copies of such agreements have been made available to Purchasers.

         3.17 INSURANCE. A-C and the Subsidiaries currently maintain, in full force and effect, all insurance policies that are reasonably required to be maintained for the conduct of its business or the ownership of its properties (both real and personal) (collectively, the "Insurance Policies"). A-C (a) is not in default regarding the provisions of any Insurance Policy; (b) has paid all premiums due thereunder; and (c) has not failed to present any notice or material claim thereunder in a due and timely fashion. The coverage provided by the Insurance Policies, with respect to any insured act or event occurring on or prior the Effective Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated hereby. SCHEDULE 3.17 sets forth a listing of all policies maintained by A-C and a listing, by policy, of all outstanding claims and the amount thereof made by A-C under each such policy.

         3.18 [INTENTIONALLY LEFT BLANK]

         3.19 TITLE TO PROPERTIES. The assets owned or leased by A-C and its Subsidiaries are all of the assets necessary to conduct the business of A-C and its Subsidiaries as currently being conducted. A-C and its Subsidiaries have good and marketable title to substantially all of the assets they own, real and personal, movable and immovable, tangible and intangible, free and clear of all Encumbrances, except for: (a) liens for taxes not yet due and payable, (b) Encumbrances described on SCHEDULE 4.19 hereto, or (c) minor imperfections of title and encumbrances, if any, which (i) are not substantial in amount, (ii) do not detract from the value of the property subject thereto, impair the operations of the business of A-C, or the use or license of certain of the assets of A-C, and (iii) have arisen in the ordinary course of business consistent with past practice.

         3.20 RELATED PARTY TRANSACTIONS. Except for those contracts described in the Commission Documents or on SCHEDULE 3.20 hereto, no existing Contractual Obligation of A-C or its Subsidiaries is with or for the direct benefit of (i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, in excess of five percent (5%) of the outstanding capital stock of A-C, (ii) any director, officer or similar representative of A-C, (iii) any natural person related by blood, adoption or marriage to any party described in
(i) or (ii), or (iv) any entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5%) beneficial interest (a "Related Party"). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any material assets or material properties which are used in A-C's business and to the knowledge of A-C, no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business which is, or has been within the last two years, a competitor, customer or supplier of A-C or has done business with A-C or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the Business.

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         3.21 BROKERS. The transactions contemplated hereby have been carried out by A-C directly with the Purchasers without the intervention of any person on behalf of A-C in such manner as to give rise to any valid claim against A-C for a finder's fee, brokerage commission or similar payment.

         3.22 SECURITIES LAW MATTERS. To the best of its knowledge and except for A-C's failure to hold annual meetings of its stockholders, since January 1, 1999 A-C has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) any applicable state securities authorities. To the knowledge of A-C, no such Commission Filing, as of the date it was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 4, the offer, sale and issuance of the Shares and the Warrants to the Purchasers, and the issuance of Common Stock upon exercise of the Warrants in accordance with the terms of the Warrants, will be exempt from the Securities Act.

         3.23 NO ANTI-DILUTION RIGHTS. Except as set forth on Schedule 3.23, the transactions contemplated hereby will not trigger any anti-dilution provisions contained in any existing agreements.

         3.24 FULL DISCLOSURE. No representation, warranty, schedule or certificate of A-C made or delivered pursuant to the Transaction Documents contains or will contain any untrue statement of fact, or omits or will omit to state a material fact the absence of which makes such representation, warranty or other statement misleading.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser, severally and not jointly, hereby makes the following representations and warranties as to such Purchaser:

         4.1 ORGANIZATION. Purchaser, if not a natural person, is a duly organized and validly existing and in good standing under the laws of the state of its organization.

         4.2 AUTHORITY. Purchaser has the corporate or other authority to execute and deliver the Transaction Documents to which such Purchaser is a party and to perform its obligations hereunder.

         4.3 NO VIOLATION. The execution and the delivery by Purchaser of the Transaction Documents to which such Purchaser is a party, and its purchase of the Shares and the Warrants and the consummation of the transactions contemplated hereby or to be effected concurrently herewith do not and will not

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(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent or approval not heretofore obtained pursuant to, any Contractual Obligation or Requirement of Law to which Purchaser is a party or is otherwise subject.

         4.4 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, or other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) public policy concerns (including, without limitation, the ability of a court to refuse to enforce unconscionable covenants, indemnification provisions or similar provisions).

         4.5 INVESTMENT INTENT. Purchaser is acquiring the Shares and/or the Warrants for its own account for investment and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Securities Act. Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act. Purchaser acknowledges that the Shares and Warrants shall be "restricted securities" within the meaning of Rule 144 ("Rule 144") under the Securities Act, will contain a transfer restriction legend and may only be resold pursuant to an effective registration statement filed with the SEC under the Securities Act, or pursuant to Rule 144 or another valid exemption from the registration requirements of the Act as established by an opinion of counsel reasonably acceptable to A-C.

         4.6 INVESTIGATION. Purchaser is familiar with, and has been given full access by A-C to all information concerning the business and financial condition, properties, operations and prospects of A-C that Purchaser has deemed relevant for purposes of making the investment contemplated by this Agreement. By reason of Purchaser's knowledge and experience in financial and business matters in general, the business of A-C and investments of the type contemplated by this Agreement in particular, Purchaser is capable of evaluating the merits and risks of making the investment in the Shares and/or the Warrants and is able to bear the economic risk of the investment (including a complete loss of its investment in the Shares and/or the Warrants). Subject to the truth and accuracy of the representations and warranties made by A-C hereunder, Purchaser has conducted such investigation as it deems relevant in connection with its consummation of the transactions contemplated by this Agreement.

         5. CONDITIONS TO THE OBLIGATIONS OF A-C. The obligations of A-C to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this
Section 5, unless waived by A-C, on or prior to the Closing Date.

         5.1 REPRESENTATIONS AND WARRANTIES. If this Agreement is not signed on the Closing Date, the representations and warranties of the Purchasers set forth in Section 4 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date; Purchasers shall have performed all obligations and complied with all covenants required to be performed or complied with by Purchasers under this Agreement on or prior to the Closing Date; and A-C shall have received from each Purchaser a certificate to such effect with respect to such Purchaser's representations, warranties, obligations and covenants, dated the Closing Date, signed by an agent duly authorized to act on its behalf.

         5.2 NO PROCEEDINGS. No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person other than A-C or investigation by any governmental agency or authority shall be pending or threatened, challenging or imposing a material limitation on the execution, delivery or performance of the Transaction Documents, or the consummation of any of the transactions contemplated hereby.

         5.3 CONVERSION; EXECUTION AND DELIVERY OF OTHER AGREEMENTS. The Purchasers and the other parties thereto other than A-C shall execute and deliver the agreements described in Section 2 that are intended to be executed and delivered at the Closing.

         5.4 APPROVAL OF DOCUMENTS. All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to A-C and its counsel.

         6. CONDITIONS TO THE OBLIGATIONS OF PURCHASERS. The obligations of each Purchaser to consummate the transactions under this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Section 6, unless waived by each Purchaser, on or prior to the Closing Date.

         6.1 REPRESENTATIONS AND WARRANTIES. If this Agreement is not signed on the Closing Date, the representations and warranties of A-C set forth in Section 2 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date; A-C shall have performed all obligations and complied with all covenants required to be performed or complied with by A-C under this Agreement on or prior to the Closing Date; and each Purchaser shall have received on the Closing Date from A-C a certificate or certificates, dated the Closing Date, to such effect, which certificate or certificates shall be signed by an authorized officer of A-C.

         6.2 NO PROCEEDINGS. No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person or investigation by any governmental agency or authority shall be pending or, to the knowledge of A-C, threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Transaction Documents, the consummation of any of the transactions contemplated thereby or the operation by A-C of its businesses as now conducted.

         6.3 APPROVAL OF DOCUMENTS. All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to each Purchaser and its counsel.

         6.4 CONVERSION; DELIVERY OF OTHER AGREEMENTS. A-C and the other parties thereto other than the Purchasers shall execute and deliver the agreements described in Section 2 that are intended to be executed and delivered at the Closing.

         6.5 EXTENSION OF MATURITY DATE ON FINANCING. Wells Fargo Business Credit and Wells Fargo Energy Capital shall have granted an extension of the maturity date of all senior debt and subordinated debt maturities for a period of one year.

         6.7 NO MATERIAL ADVERSE CHANGE. Except as described in the Commission Documents or in SCHEDULE 3.7, there shall have been no material adverse change, nor shall any such change be threatened, in the Condition of A-C since September 30, 2003.

         6.8 OPERATION IN ORDINARY COURSE. Other than actions related to the consummation of the transactions contemplated hereby, A-C shall have conducted its business in the ordinary course from the date hereof to the Closing Date, and no extraordinary or other material transactions not in the ordinary course of business shall have occurred without the Purchasers' consent.

         7.       CERTAIN COVENANTS OF A-C.

         7.1 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable or deliverable upon the exercise of all Warrants. Such shares of Common Stock shall, when issued or delivered in accordance with the terms of the Warrants, be duly and validly issued and fully paid and non-assessable.

         7.2 REGISTRATION AND LISTING. If any shares of Common Stock required to be reserved for purposes of exercise of the require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such Common Stock may be issued or delivered, A-C will in good faith and as expeditiously as possible endeavor to cause such Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of a Purchaser's representation contained in Article 4. So long as the Common Stock is quoted on the OTC Bulletin Board, NASDAQ or listed on any national securities exchange, A-C will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all Common Stock issuable or deliverable upon exercise of the Warrants.

         8.       INDEMNIFICATION.

         8.1 INDEMNIFICATION BY A-C. In addition to all other sums due hereunder or provided for in this Agreement, A-C agrees to indemnify and hold harmless the Purchasers and their respective "Affiliates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) and their respective officers, directors, agents, representatives, employees, subsidiaries, partners and controlling persons (each, an "indemnified party") from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from any breach of any covenant, agreement, representation or warranty of A-C in this Agreement; PROVIDED, HOWEVER, that A-C shall not be liable under this
Section 8: (a) for any amount paid in settlement of claims without A-C's consent (which consent shall not be unreasonably withheld) or (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or bad faith of such indemnified party; PROVIDED, FURTHER, that if and to the extent that such indemnification is held, by final judicial determination to be unenforceable, in whole or in part, for any reason, A-C shall make the maximum contribution to the payment and satisfaction of such indemnified Liability. Notwithstanding the foregoing, with respect to claims made under this Section 8 for damages not resulting from an actual or threatened third party claim ("Third Party Claims"), A-C shall not be obligated to provide indemnity hereunder until the aggregate of all such claims for indemnification made by the Purchasers (excluding damage for Third Party Claims) exceeds $200,000, and then shall be obligated to provide indemnity hereunder only to the extent the damages exceed $200,000. In connection with the obligation of A-C to indemnify for expenses as set forth above, A-C further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; PROVIDED, HOWEVER, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or bad faith of such indemnified party.

         8.2 NOTIFICATION; PROCEDURE. Each indemnified party under this Section 8 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from A-C under this Section 8, notify A-C in writing of the commencement thereof. The omission of any indemnified party so to notify A-C of any such action shall not relieve A-C from any liability which it may have to such indemnified party (i) other than pursuant to this Section 8 or (ii) under this Section 8 unless, and only to the extent that, such omission results in A-C's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify A-C of the commencement thereof, A-C shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both A-C and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at A-C's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to A-C or (b) any conflict or potential conflict exists between A-C and such indemnified party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall A-C be required to pay fees and expenses under this sentence of this Section 8 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that A-C will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any indemnified party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other indemnified party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

         8.3 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

         9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements made by A-C and Purchasers in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by A-C or by Purchasers, as the case may be, made at any time with respect thereto; PROVIDED, HOWEVER, that, other than with respect to the second sentence of Section 3.2 (for which there shall be no time limit), neither Purchasers nor A-C shall have any liability to the other for any misrepresentation, inaccuracy or omission in any representation or warranty, or any breach of any representation or warranty, unless the party asserting a claim with respect to any thereof gives to the other written notice of such claim on or before the date which is two years following the Closing Date.

         10.      MISCELLANEOUS PROVISIONS.

         10.1 DELIVERIES. A-C and Purchasers hereby covenant and agree to use their respective best efforts to perform each of their obligations hereunder, to deliver all certificates and to satisfy all other conditions set forth in this Agreement and to close the transactions contemplated by this Agreement on the Closing Date.

         10.2 SUCCESSORS AND ASSIGNS. This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any right pursuant hereto nor interest herein shall be assignable by (a) A-C without the prior written consent of the Purchasers, except as expressly permitted herein or (b) an Purchaser without the prior written consent of A-C, except to an Affiliate of such Purchaser or as otherwise expressly permitted herein. None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

         10.3 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           if to the Purchasers at the following address:

                           RER Corp
                           1450 Broadway
                           20th Floor
                           New York, NY  10022

                           with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Attn: Charles I. Weissman

                           Engel Investors Defined Benefit Plan
                           570 Park Avenue
                           New York, NY  10021

                           with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Attn: Charles I. Weissman

                           Donald Engel
                           570 Park Avenue
                           New York, NY  10021

                           with a copy to:

                           Swidler Berlin Shereff Firedman, LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Attn: Charles I. Weissman

                           Christopher Engel
                           1075 Park Avenue
                           New York, NY 10128
                           with a copy to:

                           Swidler Berlin Shereff Firedman, LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Attn: Charles I. Weissman

                           Leonard Toboroff
                           39 N. Moore Street
                           New York, NY  10013

                           with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Attn: Charles I. Weissman

                           if to A-C at the following address:

                           Allis-Chalmers Corporation
                           7660 Woodway, Suite 200
                           Houston, Texas  77063
                           Attn:  President
                           Fax: (713) 369-0555

                           with a copy to:

                           Spolin Silverman Cohen & Bartlett LLP
                           1620 26th Street, Suite 2000N
                           Santa Monica, California 90404
                           Attn:  Joseph P. Bartlett
                           Fax:  310 586 2444

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         10.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

         10.5 GOVERNING LAW; FORUM. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts entered into and to be wholly performed therein. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the in the courts of the

State of New York located in Manhattan or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.3, such service to become effective 10 days after such mailing

         10.6 ATTORNEYS' FEES. If any party should institute any action to enforce or interpret any term or provision of this Agreement, the party prevailing in such action, after all appeals have been exhausted, shall be entitled to its attorneys' fees, out-of-pocket disbursements and all other expenses from the non-prevailing party in such action.

         10.7 ENTIRE AGREEMENT. This Agreement (together with all Exhibits and Schedules hereto) constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter.

         10.8 EXPENSES OF PURCHASERS. The Company shall reimburse the Purchasers for their reasonable actual legal expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Warrants, the Stockholders Agreement and the Registration Rights Agreement and the transactions contemplated hereunder and thereunder, such reimbursement to be paid, in cash, (a) at the Closing, if invoiced within one business day prior to the Closing Date or (b) within seven days following the written request therefor by the Purchasers, if invoiced on or after the Closing Date.

         10.9     [INTENTIONALLY LEFT BLANK]

         10.10 INTERPRETATION. Each of the Purchasers and A-C have participated in the negotiation and drafting of this Agreement. Accordingly, each of the parties hereby waives any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted the same.

         10.11 TERMINATION. This Agreement may be terminated by any party if the Closing does not occur on or before April 25, 2004.

         10.12 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement except to the extent that any provision would clearly be contemplated by the parties to be conditioned upon the validity and enforceability of such invalid or prohibited provision.

         10.13 SECTION HEADINGS. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

         10.14 PUBLICITY. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties a reasonable opportunity under the circumstances to comment thereon.

         10.15 BROKERS AND FINDERS. Neither A-C nor any of the Purchasers, nor any person acting on behalf of any of them, has employed any broker, agent or finder, or incurred any liability for any brokerage fees, agents' commissions, finders' fees or advisory fees in connection with the transactions contemplated hereby; and A-C shall indemnify and hold each Purchaser harmless in respect of any "Damages" (as defined in Section 8.6 hereof) arising out of any agreements, arrangements or understandings claimed to have been made by A-C, or any person acting on its behalf, with any third party; and each Purchaser shall indemnify and hold A-C and the other Purchasers harmless in respect of any Damages arising out of any agreements, arrangements or understandings claimed to have been made by such Purchaser, or any person acting on its behalf, with any third party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

                                            ALLIS-CHALMERS CORPORATION,
                                            a Delaware corporation


                                            /S/ MUNAWAR H. HIDAYATALLAH
                                            ------------------------------------
                                            By: Munawar H. Hidayatallah,
                                                President



                                            /S/ LEONARD TOBOROFF
                                            ------------------------------------
                                            Leonard Toboroff


                                            Engel Investors Defined Benefit Plan


                                            /S/ DONALD ENGEL
                                            ------------------------------------
                                            By: Donald Engel
                                            Title:


                                            RER Corp.


                                            /S/ ROBERT NEDERLANDER
                                            ------------------------------------
                                            By:  Robert Nederlander
                                            Title: President


                                            /S/ DONALD ENGEL
                                            ------------------------------------
                                            Donald Engel



                                            /S/ CHRISTOPHER ENGEL
                                            ------------------------------------
                                            Christopher Engel



                                            SCHEDULE 1.1




          PURCHASER                   PURCHASE                # OF SHARES             # OF SHARES SUBJECT
          ---------                   --------                -----------             -------------------
                                        PRICE                                             TO WARRANT
                                        -----                                             ----------

Donald Engel                         $299,850.25                464,768                     599,701

Chris Engel                          $249,875.50                387,307                     499,750

Engel Investors Defined
Benefit Plan                         $116,941.25                181,259                     233,883

RER Corp.                            $666,666.50               1,033,333                   1,333,333

Lenonard Toboroff                    $666,666.50               1,033,333                   1,333,333
                                     -----------               ---------                   ---------

Total                               $2,000,000.00              3,100,000                   4,000,000
